Exhibit 3.2

FOUR SPRINGS CAPITAL TRUST

SECOND AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1.      PRINCIPAL OFFICE. The principal office of Four Springs Capital Trust (the “Trust”) shall be located at such place or places as the Board of Trustees may designate.

Section 2.      ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.      PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set in accordance with these Second Amended and Restated Bylaws (these “Bylaws”) and stated in the notice of the meeting.

Section 2.      ANNUAL MEETING. An annual meeting of shareholders for the election of Trustees and the transaction of such other business within the powers of the Trust as may properly come before the meeting shall be held on the date and at the time and place determined by the Board of Trustees; provided, that such meeting is held at least 30 days after delivery of the Trust’s annual report to its Shareholders. Failure to hold an annual meeting shall not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 3.      SPECIAL MEETINGS. Special meetings of the shareholders of the Trust may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the President, (iv) a majority of the Board of Trustees, or (v) called by the secretary upon the written request of shareholders holding at least a majority of our outstanding shares entitled to be cast on the matter(s) to be considered at such meeting. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.

Section 4.      NOTICE. The meeting shall be held not less than 15 nor more than 60 days after the Secretary distributes notice to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the date, time and place of the meeting and, in the case of a special meeting or as otherwise may be required by applicable law, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail or by courier addressed to the shareholder at the shareholder’s post office address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting called in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by applicable law to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5.      ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or the absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if there is one, any Chief Executive Officer, the President, the Lead Independent Trustee (if any), the Vice Presidents in their order of rank and seniority, the Secretary or, in the absence of any such officers, a chairman chosen by the shareholders by the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy. The Secretary or, in the event that the Secretary presides at the meeting or in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of shareholders, an Assistant Secretary or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security.

Section 6.      QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any applicable law, the Declaration of Trust of the Trust (the “Declaration of Trust”) or these Bylaws for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the shareholders, the chairman of the meeting may conclude the meeting or adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.

Section 7.      VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided by statute or by the Declaration of Trust, each outstanding share of beneficial interest, regardless of class, shall entitle the holder thereof to cast one vote on each matter submitted to a vote at a duly called meeting of shareholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 8.      PROXIES. A holder of record of shares of beneficial interest in the Trust (“Shares”) may vote in person or by proxy executed or authorized by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Trust before or at the meeting of shareholders. No proxy or evidence of authorization of such proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

Section 9.      VOTING OF SHARES BY CERTAIN HOLDERS.

(a)            Shares registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee, manager or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Shares. Any trustee or fiduciary may vote shares of beneficial interest registered in the name of such person in the capacity of such trustee or fiduciary, either in person or by proxy.

(b)            Shares directly or indirectly owned by the Trust shall not be voted at any meeting of shareholders and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

(c)            The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any Shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure that the Board of Trustees considers necessary or desirable. On receipt by the Secretary of the Trust of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified Shares in place of the shareholder who makes the certification.

Section 10.      INSPECTORS. The Board of Trustees or the chairman of a meeting of shareholders may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of Shares represented at the meeting in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting of shareholders and the results of the voting shall be prima facie evidence thereof.

Section 11.      ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS.

(a)            Annual Meetings of Shareholders. (1) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Trust’s notice of meeting, (B) by or at the direction of the Board of Trustees or (C) by any shareholder of the Trust who was a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the annual meeting at the time of giving of notice by the shareholder as provided for in this Section 11(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a); provided, however, that clause (C) of this Section 11(a)(1) shall be the exclusive means for a shareholder to make nominations or submit any other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Trust’s notice of meeting) before an annual meeting of shareholders, provided that such shareholder has complied with the notice procedures set forth in this Section 11.

(2)            In order for any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 11(a)(1)(C), the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and any such other business must otherwise be a proper matter for action by the shareholders under applicable law, these Bylaws and the Declaration of Trust. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to or mailed to and received by the Secretary at the principal executive office of the Trust not earlier than 5:00 p.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than 5:00 p.m., Eastern Time, on the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day after the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above. Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased, and there is no public announcement by the Trust naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees at least 100 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the 10th day following the day on which such public announcement is first made by the Trust.

(3)            Such shareholder’s notice shall set forth:

(i)            as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(ii)            as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;

(iii)            as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person,

(A)            the class, series and number of all shares of beneficial interest or other securities of the Trust or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Company Securities of any such person,

(B)            the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person,

(C)            whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities; and

(D)            any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv)            as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A)            the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee, and

(B)            the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(v)            the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such shareholder’s notice; and

(vi)            to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the Proposed Nominee or the proposal of other business on the date of such shareholder’s notice.

(4)            Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Trustee, including any agreement, arrangement or understanding regarding compensation, reimbursement or indemnification or how such Proposed Nominee will act or vote on any matter, that has not been disclosed to the Trust, (b) will serve as a Trustee of the Trust if elected and (c) would be in compliance, if elected as a Trustee, and will comply with the qualifications for nomination and election as a Trustee set forth in all applicable corporate governance, conflict of interest, corporate opportunities, confidentiality and share ownership and trading policies and guidelines of the Trust; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the shareholder providing the notice and shall include requests for information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made, including such information as may be reasonably required by the Trust to determine the qualification of the Proposed Nominee to be nominated or serve as a Trustee specified in Section 2 of Article III, and all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded).

(b)            Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) by or at the direction of the Board of Trustees or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing Trustees, by any shareholder of the Trust who is a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the special meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11 as to such nomination. In the event that a special meeting of shareholders is properly called pursuant to Section 3 of this Article II for the purpose of electing one or more Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 11 is delivered to the Secretary at the principal executive office of the Trust not earlier than 5:00 p.m., Eastern Time, on the 120th day prior to the date of such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c)            General. (1) If information submitted pursuant to this Section 11 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days (as defined below) of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11 and (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 11 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2)            Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by shareholders as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective nomination or proposal shall be disregarded.

(3)            For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire, Reuters Information Service or other widely circulated news or wire service or (B) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act.

(4)            For purposes of these Bylaws, “Shareholder Associated Person” shall mean, with respect to any shareholder, (A) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder, (B) any beneficial owner of any securities of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary), (C) any person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the shareholder or a Shareholder Associated Person of such shareholder and (D) any person with whom such shareholder or any Shareholder Associated Person is acting in concert.

(5)            Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 11; provided, however, that any references in these Bylaws to the Exchange Act or the rules or regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 11. Nothing in this Section 11 shall be deemed to affect any right (x) of a shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (y) of the holders of any series of preferred shares if and to the extent provided for under the Declaration of Trust or these Bylaws. Nothing in this Section 11 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(6)            For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 12.      SHAREHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders or (b) if the action is advised and submitted to the shareholders for approval, by the Board of Trustees and a consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders is delivered to the Trust in accordance with the Maryland REIT Law (the “MRL”). The Trust shall give notice of any action taken by less than unanimous consent to each shareholder not later than ten days after the effective time of such action.

Section 13.      TELEPHONE MEETINGS. The Board of Trustees or the chairman of the meeting may permit one or more shareholders to participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 14.      BUSINESS COMBINATIONS. By virtue of a resolution adopted by the Board of Trustees prior to or at the time of the adoption of these Bylaws (and the adoption of these Bylaws shall be deemed to be, and shall be conclusive evidence of, the adoption of such resolution), any business combination (as defined in Section 3-601(e) of the Maryland General Corporation Law (the “MGCL”)) between the Trust and any other person or entity or group of persons or entities is exempt from the provisions of Subtitle 6 of Title 3 of the MGCL. The approval by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of Trustees shall be required in order for the Board of Trustees to revoke, alter or amend such resolution or otherwise adopt any resolution that is inconsistent with this Section 14 of Article II or with a prior resolution of the Board of Trustees that exempts any business combination between the Trust and any other person, whether identified specifically, generally or by type, from the provisions of Subtitle 6 of Title 3 of the MGCL.

ARTICLE III

TRUSTEES

Section 1.      GENERAL POWERS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.

Section 2.      NUMBER, TENURE, QUALIFICATIONS AND RESIGNATION.

(a)            Number. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, provided that the number thereof shall never be less than the minimum number required by Maryland law or, as set forth in the Declaration of Trust, nor more than fifteen and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. In case of failure to elect Trustees at the designated time, the Trustees holding over shall continue to serve as Trustees until their successors are elected and qualify.

(b)            Qualifications. So long as: (1) the Investors (as defined in the Amended and Restated Series A-1 Preferred Share Investor Rights Agreement among the Trust, Goldman Sachs Asset Management, L.P. and the other persons listed on Schedule I attached thereto, dated May 3, 2021, as amended (the “Series A-1 Investor Rights Agreement”)) are entitled to designate a nominee for election to the Board of Trustees pursuant to the Series A-1 Investor Rights Agreement, it shall be a qualification of individuals nominated for election as Trustees by or at the direction of the Board of Trustees or a duly authorized committee thereof that one individual be designated by the Investors (the “GSAM Investors”) in accordance with the Series A-1 Investor Rights Agreement (provided that the Board of Trustees or a duly authorized committee thereof shall not be required to nominate an individual designated by the GSAM Investors if, upon the election of such individual, the Board of Trustees would consist of more than one Trustee designated by the GSAM Investors), and only an individual designated for nomination and election by the GSAM Investors in accordance with the Series A-1 Investor Rights Agreement shall be eligible to be nominated for election as Trustee by or at the direction of the Board of Trustees or a duly authorized committee thereof as a successor to the Trustee previously designated by the GSAM Investors (provided that such designation right is still effective under the terms of the Series A-1 Investor Rights Agreement); and (2) the Investors (as defined in the Series A-2 Preferred Share Investor Rights Agreement among the Trust, Carlyle Global Credit Investment Management L.L.C. and the other persons listed on Schedule I attached thereto, dated May 3, 2021, as amended (the “Series A-2 Investor Rights Agreement”)) are entitled to designate a nominee for election to the Board of Trustees pursuant to the Series A-2 Investor Rights Agreement, it shall be a qualification of individuals nominated for election as Trustees by or at the direction of the Board of Trustees or a duly authorized committee thereof that one individual be designated by the Investors (the “Carlyle Investors”) in accordance with the Series A-2 Investor Rights Agreement (provided that the Board of Trustees or a duly authorized committee thereof shall not be required to nominate an individual designated by the Carlyle Investors if, upon the election of such individual, the Board of Trustees would consist of more than one Trustee designated by the Carlyle Investors), and only an individual designated for nomination and election by the Carlyle Investors in accordance with the Series A-2 Investor Rights Agreement shall be eligible to be nominated for election as Trustee by or at the direction of the Board of Trustees or a duly authorized committee thereof as a successor to the Trustee previously designated by the Carlyle Investors (provided that such designation right is still effective under the terms of the Series A-2 Investor Rights Agreement). Notwithstanding any requirement of Section 11 of Article II of these Bylaws to the contrary, the nomination of any such individual pursuant to this Section 2(b) of Article III shall not be required to be submitted in accordance with the time periods or be accompanied by the information and other materials required by Section 11 of Article II of these Bylaws.

(c)            Resignation. Any Trustee of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the Chairman of the Board or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.      ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary, or at such other date, time and place as the Board of Trustees may determine. The Board of Trustees may provide, by resolution, the date, time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 4.      SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the Chairman of the Board, any Chief Executive Officer or by any two of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any date, time and place, either within or without the State of Maryland, for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without other notice than such resolution.

Section 5.      NOTICE. Notice of any special meeting of the Board of Trustees shall be delivered personally or given by facsimile, electronic mail, telephone, courier or United States mail to each Trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Telephone notice shall be deemed to be given when the Trustee or his or her agent is personally given such notice in a telephone call to which the Trustee or his or her agent is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Electronic mail notices shall be deemed to be given upon transmission of the message to the address given to the Trust by the Trustee. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice of such meeting, unless specifically required by applicable law or these Bylaws.

Section 6.      QUORUM. A majority of the entire Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided, that, if less than a majority of such Trustees is present at such meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided, further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of Trustees is required for action, a quorum must also include a majority or such other percentage of such group.

The Trustees present at a meeting that has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Trustees to leave fewer than required to establish a quorum.

Section 7.      VOTING. The action of a majority of the members of the Board of Trustees present at a meeting at which a quorum is initially present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws. If enough Trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

Section 8.      ORGANIZATION. At each meeting of the Board of Trustees, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, a Trustee chosen by a majority of the Trustees present, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary of the Trust or, in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the chairman of the meeting, shall act as Secretary of the meeting.

Section 9.      TELEPHONE MEETINGS. Trustees may participate in any meeting of the Board of Trustees by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10.      UNANIMOUS WRITTEN CONSENT BY TRUSTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent to such action in writing or by electronic transmission is given by each Trustee and such consent is filed with the minutes of proceedings of the Board of Trustees.

Section 11.      REMOVAL AND VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder. Except as may be provided by the Board of Trustees in setting the terms of any class or series of shares of beneficial interest, any vacancy on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, or if no Trustees remain, by a plurality of the votes cast by the shareholders at a meeting of the shareholders. Any individual elected to fill a vacancy on the Board of Trustees shall serve for the remainder of the full term of the class of Trustees in which such vacancy occurred and until his or her successor is elected and qualifies. The shareholders shall have the power at a meeting of the shareholders to remove any member of the Board of Trustees, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote generally in the election of Trustees.

Section 12.      COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned, leased or to be acquired by the Trust and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 13.      RELIANCE. Each Trustee and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Trustee, by a committee of the Board of Trustees on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

Section 14.      INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the MGCL shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a Trustee or director or has a material financial interest to the extent such contract or transaction is otherwise entered into in accordance with the Declaration of Trust and these Bylaws.

Section 15.      CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee, officer, employee or agent of the Trust (other than a full-time officer or agent of any other person or otherwise) may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.

Section 16.      RATIFICATION. The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 17.      MARYLAND UNSOLICITED TAKEOVER ACT. The Trust hereby elects, effective at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Trustees in setting the terms of any class or series of shares of beneficial interest, any vacancy on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum and any Trustee elected to fill a vacancy on the Board of Trustees shall serve for the remainder of the full term of the class of Trustees in which such vacancy occurred and until his or her successor is elected and qualifies. In accordance with Section 3-802(c) of the MGCL, the Trust is prohibited from electing to be subject to the provisions of Sections 3-803, 3-804(a)-(b) or 3-805 of the MGCL, unless such election is approved by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of Trustees.

ARTICLE IV

COMMITTEES

Section 1.      NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and such other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.

Section 2.      POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Trustees, except as may be restricted by applicable law.

Section 3.      MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the date, time and place of its meetings unless the Board of Trustees shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.

Section 4.      TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.      UNANIMOUS WRITTEN CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6.      REMOVAL AND VACANCIES. The Board of Trustees shall have the power at any time to remove any member of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1.      GENERAL PROVISIONS. The officers of the Trust may consist of a Chairman or Co-Chairmen of the Board of Trustees, a Vice Chairman of the Board of Trustees, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees, except that any Chief Executive Officer or the President may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. In its discretion, the Board of Trustees may leave unfilled any office except that of President, Treasurer and Secretary. Election of an officer or appointment of an agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2.      REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the Chairman of the Board, any Chief Executive Officer, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3.      VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 4.      CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate one or more Chief Executive Officers. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by these Bylaws or the Board of Trustees from time to time.

Section 5.      CHIEF OPERATING OFFICER. The Board of Trustees may elect the Chief Operating Officer. Said officer will have the responsibilities and duties as set forth by the Board of Trustees.

Section 6.      CHIEF FINANCIAL OFFICER. The Board of Trustees may elect a Chief Financial Officer. Said officer will have the responsibilities and duties as set forth by the Board of Trustees or any Chief Executive Officer.

Section 7.      CHAIRMAN OF THE BOARD. The Board of Trustees may designate from among its members a Chairman or Co-Chairmen of the Board of Trustees, who shall not, solely by reason of these Bylaws, be an officer of the Trust. The Board of Trustees may designate the Chairman or Co-Chairmen of the Board of Trustees as an executive or non-executive chairman or chairmen, respectively. The Chairman or Co-Chairmen of the Board of Trustees shall perform such other duties as may be assigned to him, her or them by these Bylaws or the Board of Trustees.

Section 8.      PRESIDENT. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of the Chief Executive Officer by the Board of Trustees, the President shall perform the duties of the Chief Executive Officer. He or she may execute any deed, mortgage, bond, contract or other instrument on behalf of the Trust, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Trustees from time to time.

Section 9.      VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, in their order of rank and seniority) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by any Chief Executive Officer, the President or the Board of Trustees. The Board of Trustees may designate one or more Vice Presidents as Executive Vice President, Senior Vice President, or Vice President for particular areas of responsibility.

Section 10.      SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by any Chief Executive Officer, the President or the Board of Trustees.

Section 11.      TREASURER. The Treasurer shall have the custody of the funds and securities of the Trust, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees and in general perform such other duties as from time to time may be assigned to him or her by any Chief Executive Officer, the President or the Board of Trustees. In the absence of a designation of a Chief Financial Officer by the Board of Trustees, the Treasurer shall be the Chief Financial Officer of the Trust.

The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the President and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Trust.

Section 12.      ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by any Chief Executive Officer, the President or the Board of Trustees.

Section 13.      COMPENSATION. The compensation of the officers, if any, shall be fixed from time to time by or under the authority of the Board of Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Trustee.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1.      CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees and executed by any Chief Executive Officer, the President or any other person authorized by the Board of Trustees.

Section 2.      CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3.      DEPOSITS. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, any Chief Executive Officer, the President, the Chief Financial Officer, or any other officer designated by the Board of Trustees may determine.

ARTICLE VII

SHARES

Section 1.      CERTIFICATES. Except as may be provided otherwise by the Board of Trustees, shareholders of the Trust are not entitled to certificates evidencing the Shares held by them. In the event that the Trust issues Shares evidenced by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the MRL and shall be signed by the officers of the Trust in any manner permitted by the MRL. In the event that the Trust issues Shares without certificates, to the extent then required by the MRL, the Trust shall provide to the record holders of such Shares a written statement of the information required by the MRL to be included on share certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their Shares are evidenced by certificates.

Section 2.      TRANSFERS. All transfers of shares shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of the certificate or certificates for such Shares properly endorsed or accompanied by a duly executed share transfer power. The issuance of a new certificate upon the transfer of certificated Shares is subject to the determination of the Board of Trustees that such Shares shall no longer be evidenced by certificates. Upon the transfer of any uncertificated Shares or request by the holders thereof, to the extent then required by the MRL, the Trust shall provide to the record holders of such Shares a written statement of the information required by the MRL to be included on share certificates.

The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of Shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3.      REPLACEMENT CERTIFICATE. Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees has determined that such certificates may be issued. When authorizing the issuance of a new certificate, an officer of the Trust may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed, stolen or mutilated certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.      FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

If no record date is fixed, (i) the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed by the Trust or the 30th day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.

When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5.      SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of Shares of each class held by such shareholder.

Section 6.      FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may authorize the Trust to issue fractional Shares or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may authorize the Trust to issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

Section 7.      SHareholders rights plan. If a Rights Plan (as defined below) is adopted by the Board of Trustees without prior shareholder approval, such Rights Plan must provide that it will expire within 12 months of such action by the Board of Trustees unless such Rights Plan shall have been ratified prior to the end of such 12 month period by the shareholders by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote on such matter. For purposes of this Section 7 of Article VII, the term “Rights Plan” refers generally to any plan or arrangement providing for the distribution of preferred shares, rights, warrants, options or debt instruments to the shareholders of the Trust, designed to assist the Board of Trustees in responding to unsolicited takeover proposals and significant share accumulations by conferring certain rights on the shareholders upon the occurrence of a “triggering event” such as a tender offer or third party acquisition of a specified percentage of shares.

ARTICLE VIII

DISTRIBUTIONS

Section 1.      AUTHORIZATION. Dividends and other distributions upon the Shares may be authorized by the Board of Trustees and declared by the Trust, subject to applicable law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or Shares, subject to applicable law and the Declaration of Trust.

Section 2.      CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, establish as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine, and the Board of Trustees may modify or abolish any such reserve.

ARTICLE IX

SEAL

Section 1.      SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its formation and the words “Formed Maryland” or shall be in such other form as may be approved by the Board of Trustees. The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.      AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Trust, other than actions arising under federal securities laws, (b) any action asserting a claim of breach of a duty owed by any trustee, officer or other employee of the Trust to the Trust or the Trust’s shareholders, (c) any action asserting a claim against the Trust or any Trustee or officer or other employee of the Trust arising pursuant to any provision of the MRL, the Declaration of Trust or these Bylaws or (d) any other action asserting a claim against the Trust or any Trustee or officer or other employee of the Trust that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of beneficial interest of the Trust shall be deemed to have notice of and consented to the provisions of this bylaw.

This Article X shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless the Trust consents in writing to the selection of an alternative forum, the federal district courts of the District of Maryland shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and/or the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding shares of beneficial interest of the Trust shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify, without requiring a preliminary determination of the ultimate entitlement to indemnification (1) any present or former Trustee, or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding, and pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trustee or officer made a party to a proceeding by reason of his status as a Trustee or officer provided that, in the case of a Trustee or officer, the Trust shall have received (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met; and (2) any present or former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a Trustee or officer. The Trust may also, with the approval of the Trustees, (1) provide indemnification and payment or reimbursement of expenses to a present or former Trustee or officer who served the Trust’s predecessor in such capacity, and to any of the Trust’s employees or agents of the Trust’s predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by these bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (3) provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by applicable law, these Bylaws or the Declaration of Trust. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

Section 1.      general. The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; except that any amendment, alteration or repeal of Section 14 of Article II, Section 17 of Article III, Section 7 of Article VII or Section 2 of Article XIV by the Board of Trustees must be approved by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of Trustees.

Section 2.      investor rights agreement. For so long as the GSAM Investors and/or the Carlyle Investors have the right to designate a nominee to the Board of Trustees pursuant to the Series A-1 Investor Rights Agreement and the Series A-2 Investor Rights Agreement, respectively, any amendment to Section 2(b) of Article III of these Bylaws or this sentence must be approved by the GSAM Investors and/or the Carlyle Investors, as applicable.

ARTICLE XIV

MISCELLANEOUS

Section 1.      FISCAL AND TAXABLE YEARS. Unless otherwise determined by a resolution of the Board of Trustees, the fiscal and taxable years of the Trust shall begin on January 1 and end on December 31.

Section 2.      CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision contained in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of any shares of the Trust. This Section 2 of Article XIV shall not be revoked, altered or amended, in whole or in part, at any time, whether before or after an acquisition of control shares without the approval of the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of the Trustees as set forth in Article II, Section 7 of these Bylaws. Notwithstanding the foregoing, in the event the Trust is subject to the Maryland Control Share Acquisition Act, holders of shares of beneficial interest in the Trust shall be entitled to exercise rights of objecting shareholders under Section 3-708(a) of the MGCL and, upon repeal of this Section 2, Title 3, Subtitle 7 of the Maryland Control Share Acquisition Act may, to the extent provided by any successor bylaw and permitted under Maryland law, apply to any prior or subsequent control share acquisition.

Section 3.      SEVERABILITY. If any provision of the Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Bylaws in any jurisdiction.

Section 4.      DECLARATION OF TRUST. All references to the Declaration of Trust shall include any amendments and supplements thereto and any other documents filed with and accepted for record by the State Department of Assessments and Taxation of Maryland related thereto.